C O L O N I A L    D A T A    T E C H N O L O G I E S    C O R P.

Incentive Stock Option Agreement


     Incentive Stock Option Agreement (the "Agreement") made as of this ____ day of ____________, 1995 between COLONIAL DATA TECHNOLOGIES CORP., a Delaware corporation, (hereinafter called the "Corporation") and __________________ (hereinafter called the "Employee").

     In consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Corporation and the Employee agree as follows:

     1. Award of Option. The Corporation hereby awards to the Employee, as a matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, the option (the "Option") to purchase an aggregate of _____ shares of the Corporation's Common Stock pursuant to the incentive stock option provisions contained in Section 7 of the Colonial Data Technologies Corp. 1994 Long-Term Incentive Plan (the "Plan"), on terms and conditions hereinafter set forth, at the purchase price of $______ per share (such shares, number of shares and purchase price being subject to adjustment as provided the Plan). The date of grant of this Option is _____________, 1995. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

     2. Terms of the Plan. The Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Corporation and the Employee agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in the Agreement. Subsequent amendments of the Plan shall not adversely affect the Employee's rights under this Agreement.

     3. Exercise of Option. The Option granted pursuant to this Agreement shall become exercisable in installments in accordance with the following schedule, in which time periods are calculated from the date of grant of the Option covered by this
Agreement:

     (a) First one-third of the aggregate number of shares underlying the Option on or after one year provided the Employee is then employed by the Corporation and/or one of its subsidiaries;

     (b) Second one-third of the aggregate number of shares underlying the Option on or after two years provided the Employee is then employed by the Corporation and/or one of its subsidiaries; and

     (c) Third one-third of the aggregate number of shares underlying the Option on or after three years provided the Employee is then employed by the Corporation and/or one of its subsidiaries.

     Each exercise must encompass at least one installment or 100 shares, whichever is less. In the event the Employee's exercise includes a fractional share, the Corporation will not be required to issue a fractional share but will pay the Employee in cash the value of such fraction. All unexercised rights shall lapse and forever terminate after the expiration of ten years from the date the Option was granted, provided that if the Employee is a Ten Percent Shareholder, all unexercised rights shall lapse and forever terminate after the expiration of five years from the date the Option was granted.

     4.   Termination of Employment.

     (a) If the Employee's employment is terminated for any reason other than death or Retirement, the term of any then outstanding Option under this Agreement and Employee's rights, if any, to exercise that portion of the Options which was exercisable as of the last date of employment, shall terminate thirty (30) days after the date of such termination of employment.

     (b) If the Employee's employment is terminated because of Retirement, the term of any then outstanding Option under this Agreement and Employee's rights, if any, to exercise that portion of the Option which was exercisable as of the last date of employment, shall terminate three months after the date of such termination of employment.

     (c) If the Grantee's employment is terminated because of death, the term of any then outstanding Option under this Agreement and Employee's rights, if any, to exercise that portion of the Option which was exercisable as of the last date of employment, shall terminate one year after the date of such termination of employment.

     (d) In no event may the period for exercising the Option extend beyond the date on which the Option would otherwise expire.

     5. Manner of Exercise. Full payment for the shares purchased shall be made at the time of any exercise of the Option pursuant to this Agreement. The purchase price shall be payable to the Corporation in United States dollars in cash or by check, bank draft, or postal or express money order. Subject to the terms and conditions hereof, the Option shall be exercisable by notice to the Corporation on the form provided by the Corporation, a copy of which is attached hereto. In the event that the Option is being exercised by any person or persons other than the Employee, the notice shall be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise any right under this Agreement.

     6. Rights of Employee. The grant of the Option shall give the Employee neither any right to similar grants in future years nor any right to be retained as an employee of the Corporation. The right and power of the Corporation to dismiss or discharge the Employee is specifically unqualifiedly unimpaired by this Agreement. Neither the Employee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Corporation with respect to any shares which may be issuable upon any exercise pursuant to this Agreement, unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Employee or such person.

     7. Non-Transferability of Option. Except as otherwise provided herein, the Option and the rights and privileges conferred hereby may not be sold, transferred, assigned, exchanged, encumbered, pledged or otherwise hypothecated or disposed of in any way, other than by will or the laws of descent and distribution, and the Option shall be exercisable during the Employee's lifetime only by the Employee.

     8. Termination of Option upon Certain Events. In the event the Corporation merges with or consolidates into another corporation, or sells or transfers all or substantially all of its assets, or distributes all or substantially all of its assets to its stockholders in liquidation, or dissolves and terminates its corporate existence (other than a merger in which the Corporation is the surviving corporation and under the terms of which the shares of Common Stock outstanding immediately prior the merger remain outstanding and unchanged), all rights of the Employee to exercise any then outstanding Option under this Agreement, and such Option, shall wholly and completely terminate at the time of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution, except to the extent that any agreement or undertaking of any party to any such merger, consolidation , or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision with respect to such Option and the rights of the Employee entitled to exercise such Option. Notwithstanding the foregoing, the Committee may determine that the Employee shall have the right, immediately prior to such merger, consolidation, sale or transfer of assets, liquidation or dissolution, to exercise the Option with respect to any or all of the shares remaining subject to the Option, whether or not such shares are then purchasable by him. To the extent that any such exercise relates to the shares which are not otherwise purchasable by the Employee at such time such exercise shall be contingent upon the consummation of such merger, consolidation, sale or transfer of assets, liquidation or dissolution. The Committee shall notify the Employee of the provisions of any such merger, consolidation, sale or transfer of assets, liquidation or dissolution, not less that twenty (20) days prior to the effective date thereof.

     9. Notices. Each notice to the Corporation relating to this Agreement shall be in writing and delivered in person or by registered mail to the Corporation at its office, 80 Pickett District Road, New Milford, Connecticut 06776, to the attention of the Chief Financial Officer. All notices to the Employee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Employee or such other person or persons at the Employee's address specified below or at such other address as the Employee or such other person may specify in writing to the Corporation by a notice delivered in accordance with this paragraph.

     10. Restriction of Shares: The Corporation's obligation to issue or deliver any certificate or certificates for shares of Common Stock under this Agreement, and the transferability of shares acquired by the exercise of the Option, shall be subject to all of the following conditions:

     (a) any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Corporation shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable provided that, the Corporation shall have no obligation to register any securities of the Corporation issued to or held by the Employee;

     (b) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Corporation shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable;

     (c) each stock certificate issued pursuant to this Agreement shall bear any legend deemed to be required by the Corporation under federal and state securities laws including the following legend unless the Corporation determines that such legend is not required:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or under state securities laws. The securities may not be sold, transferred, pledged or hypothecated unless such securities are registered under the Act or pursuant to an opinion of counsel acceptable to Colonial Data Technologies Corp. that such registration is not required."

     11. Miscellaneous. This Agreement comprises the whole agreement between the parties hereto. It may not be modified or terminated orally. This Agreement shall be governed by the laws of the State of Delaware.

     This Agreement shall inure to the benefit of, and be binding upon, each successor of the Corporation and, to the extent specifically provided herein and in the Plan, shall inure to the benefit of and be binding upon the Employee's heirs, legal representatives, and successors.

     IN WITNESS WHEREOF, this Agreement is executed by the Employee and by the Corporation through its duly authorized officer or officers as of the day and year first above written.



COLONIAL DATA TECHNOLOGIES CORP.



By:___________________________________________
         Robert J. Schock
         President


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